EXHIBIT 5.1

Haddan & Zepfel LLP

500 Newport Center Drive, Suite 580

Newport Beach, CA 92660

November 13, 2014

FullCircle Registry, Inc.

161 Alpine Drive

Shelbyville, KY 40065

Re:

FullCircle Registry, Inc.

Registration Statement on Form S-1

File No. 333-198968

Dear Sirs:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File Number 333-198968) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act), for the registration of an aggregate of 21,000,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) of FullCircle Registry, Inc., a Nevada corporation (the “Corporation”).

We have acted as special counsel for the Corporation in connection with the registration of the resale of the Shares. We have examined signed copies of the Registration Statement, as amended, to be filed with the Commission. We have also examined and relied upon the minutes of meetings of the Board of Directors of the Corporation as provided to us by the Corporation, the Articles of Incorporation, as amended, By-laws and Resolutions adopted by the Board of Directors of the Corporation, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be registered as covered by the Registration Statement, when sold in accordance with the terms and conditions set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, the State of California and the existing Nevada Revised Statutes and reported judicial decisions relating thereto.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b) of Regulation S-K under the Securities Act and to the use of our name therein and the related Prospectus under the caption “Legal Matters.”

Very truly yours,

/s/ Haddan & Zepfel LLP

Haddan & Zepfel LLP